UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   Form 8-K

                                CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 6, 2002

                              INTEGRATED DATA CORP.
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               (Exact name of Registrant as specified in charter)


     Delaware                     0-31729                     23-2498715
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   (State or other             (Commission                  (IRS Employer
   jurisdiction of             File Number)                 Identification
   incorporation)                                           Number)


      625 W. Ridge Pike, Suite C-106, Conshohocken, Pennsylvania 19428
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         (Address of principal executive offices)            (Zip Code)


                                610-825-6224
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           (Registrant's telephone number, including area code)


                CLARITI TELECOMMUNICATIONS INTERNATIONAL, LTD.
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         (Former name or former address, if changed since last report)




















Item 5. Other Events.

Integrated Data Corp. (formerly Clariti Telecommunications International, LTD.) recently executed its Plan of Reorganization, which was approved by the Court on October 23, 2002, and became effective on November 12, 2002.

As part of the Plan of Reorganization, Integrated Data Corp. was to implement a reverse stock split. Effective as of 9:30 AM EST. on December 6, 2002, Integrated Data Corp implemented a one for one-hundred shares reverse stock split of its outstanding common stock. No fractional shares will be issued and the number of shares to be issued upon conversion will be rounded up to the nearest whole share. Integrated Data Corp's common stock began trading on a post-split basis at the opening of the stock market on December 6, 2002 on the OTC Bulletin Board under the new symbol "ITDD." The reverse stock split was approved by the company's Board of Directors and a majority of its shareholders, through the vote on the approved Plan of Reorganization.

All stockholders will be notified by Integrated Data Corp's transfer agent, American Stock Transfer and Trust Company, regarding the process for exchanging current shares for stock certificates representing post-split shares. Warrants and options to purchase Integrated Data Corp's common stock will be adjusted in accordance with their terms to reflect the reverse stock split.








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                                 Signature
                                 ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 INTEGRATED DATA CORP.
                                                 (Registrant)

December 6, 2002

                                                 By: /s/Abraham Carmel
                                                     --------------------
                                                     Abraham Carmel
                                                     Chief Executive Officer,
                                                     President and Acting
                                                     Chief Financial Officer




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